UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2017

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

Experience Art and Design

The Company would like to update its shareholders on its status.

Effective immediately Eugene Caiazzo and Gary Brown have resigned from all positions within EXAD.  Matthew Dwyer has been elected to serve as the sole officer and director of the Company.

The Company is retaining counsel to address the trading suspension.

The Company plans on retaining a new auditor to audit fiscal years 2016 and 2017, then file a Form 10 with the SEC.  Once the Form 10 has cleared its comment phase, EXAD will seek to find a Market Maker to file a 15c-211 with FINRA so the Company can resume trading.

We anticipate several rounds of comments and cannot give a definitive time frame of when or if the Form 10 will clear the SEC or the 15c-211 will clear FINRA.

Once the audit is finalized the Company has other options it can pursue while trying to clear its filings.

Management will make every effort to ensure the shareholders of EXAD have a trading and liquid market in the future.

The transactions between EXAD and BDCI are cancelled at this time.   If and when EXAD should resume as a fully reporting trading company on the OTCQB or higher the transaction with BDCI will be revisited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.
DATE: September 26, 2017	/s/Matthew Dwyer
Matthew Dwyer
Chief Executive Officer